UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 4, 2016
Date of Report (Date of earliest event reported)
Atlantic Capital Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(Address of principal executive offices)
(404) 995-6050
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 1, 2016, Atlantic Capital Bank, N.A. (the “Bank”), the wholly-owned banking subsidiary of Atlantic Capital Bancshares, Inc., closed the transaction contemplated under a Purchase and Assumption Agreement dated December 17, 2015, as amended (the “Agreement”) with Athens Federal Community Bank, N.A., a national bank (“Athens Federal”). Pursuant to the Agreement, Athens Federal purchased, and the Bank sold, approximately $89 million in customer deposits, approximately $10 million in loans and approximately $4 million in other assets, including four branch offices of the Bank’s Tennessee banking operation.

The branch offices acquired by Athens Federal are located at the following addresses:

•	835 South Congress Parkway, Athens, McMinn County, Tennessee 37303;

•	705 East Broadway, Lenoir City, Loudon County, Tennessee 37771;

•	215 Warren Street, Madisonville, Monroe County, Tennessee 37354; and

•	761 New Highway 68, Sweetwater, Monroe County, Tennessee 37874.

The branches reopened Monday, April 4 as Athens Federal and the employees of the Bank will be retained as employees of Athens Federal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Patrick T. Oakes
Patrick T. Oakes
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

April 4, 2016